EXHIBIT 2.1

                AGENCY AGREEMENT AMONG PATCH INTERNATONAL INC.,
                  CANACCORD CAPITAL CORPORATION AND WELLINGTON
               WEST CAPITAL MARKETS INC. DATED FEBRUARY 27, 2007



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                                AGENCY AGREEMENT

THIS AGREEMENT dated for reference February 27, 2007 is made

AMONG

         PATCH INTERNATIONAL INC., Suite 310, 441 - 5th Avenue,
         S.W., Calgary, Alberta, T2P 3E6 Fax: (403) 441-4390

                                                                 (the "Issuer");

AND

         CANACCORD CAPITAL CORPORATION, TransCanada Tower,
         Suite 2200 - 450 1st Street S.W., Calgary, Alberta,
         T2P 5P8  Fax: (403) 508-3866

                                                                  ("Canaccord");



AND

         WELLINGTON WEST CAPITAL MARKETS INC., Suite 700,
         145 King Street West,  Toronto,  Ontario,  M5H 1J8
         Fax: (416) 642-1910

                                                                 ("Wellington");
        (Canaccord and Wellington are collectively referred to as the "Agents").


WHEREAS:

A. The Issuer wishes to privately place with purchasers up to 16,666,667 Non-Flow-Through Special Warrants at a price of US$1.50 per Non-Flow-Through Special Warrant and up to 7,575,758 Flow-Through Special Warrants at a price of US$1.65 per Flow-Through Special Warrant.

B. The Issuer wishes to appoint the Agents to distribute the Special Warrants, and the Agents are willing to accept such appointment on the terms and conditions of this Agreement;

THE PARTIES to this Agreement therefore agree:

1.       DEFINITIONS

In this Agreement and the Recitals hereto:




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                                      -2-


         (a) "Additional Shares" means the previously unissued Common Shares which will be issued pursuant to the terms of the Bonus Warrants if certain conditions set forth herein are not met by the Issuer prior to the Filing Deadline;

         (b) "Agents' Fee" means the fee which is set out in this Agreement and which is payable by the Issuer to the Agents in consideration of the services performed by the Agents under this Agreement;

         (c) "Agents' Warrants" means the share purchase warrants of the Issuer which will be issued as part of the Agents' Fee and which have the terms provided in this Agreement and the certificates representing such share purchase warrants;

         (d) "Agents' Warrant Shares" means the previously unissued Common Shares, which will be issued upon the exercise of the Agents' Warrants;

         (e) "Applicable Legislation" means collectively the applicable securities laws of the Selling Provinces and the United States and the respective regulations and rules made and forms prescribed thereunder, the U.S. Securities Act, the U.S. Exchange Act and all administrative policy statements, instruments, blanket orders and rulings, notices and administrative directions issued by the Commissions and the SEC;

         (f) "Bonus Warrants" means the non-transferable share purchase warrants of the Issuer which will be issued as part of the Units and which have the terms provided in this Agreement and the certificates representing such share purchase warrants;

         (g) "Closing Day" means a day on which Special Warrants are issued to the Purchasers, each day being agreed to by the Issuer and the Agents;

         (h) "Commissions" means the securities commission or equivalent regulatory authority in the Selling Provinces;

         (i) "Common Share" means a share of common stock, US $0.001 par value in the capital of the Issuer;

         (j) "Damages Shares" means the previously unissued Common Shares, which will be issued by the Issuer pursuant to the terms of the Bonus Warrants if certain conditions set forth herein are not met by the Issuer prior to the Effectiveness Deadline;

         (k) "Disclosure Record" means the documents filed or disseminated by the Issuer pursuant to the requirements of the Applicable Legislation including the Issuer's annual reports, financial statements, annual information forms, information circulars, material change reports, technical reports, and press releases;

         (l) "Effectiveness Deadline" means the day which is 210 days from the Final Closing Day;


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                                      -3-


         (m)      "Exchange" means the Over the Counter Bulletin Board;

         (n)      "Exemptions"   means  the   exemptions   from  the  prospectus
                  requirements of the Applicable Legislation in the Selling Provinces;

         (o) "Farm-out Agreements" means the farm out agreements of the Issuer relating to its Dover Oil Sands Project and Firebag Oil Sands Project;

         (p) "Filing Deadline" means the day which is 60 days from the Final Closing Day;

         (q) "Final Closing Day" means the last Closing Day as agreed to by the Issuer and the Agents;

         (r) "First Closing Day" means the first Closing Day in the Private Placement;

         (s) "Flow-Through Special Warrants" means the flow-through special warrants to be offered by the Issuer pursuant to this Agreement having the terms provided in this Agreement and which have or will have the features required by the definition of "flow-through share" as defined in the ITA;

         (t) "Flow-Through Special Warrant Subscription Agreement" means the Subscription Agreement used to subscribe for Flow-Through Special Warrants and includes all the schedules thereto;

         (u) "ITA" means the INCOME TAX ACT (Canada), together with all the regulations and rules made and promulgated thereunder, all as amended from time to time;

         (v) "Material Change" has the meaning defined in the SECURITIES ACT (Alberta);

         (w) "Material Fact" has the meaning defined in the SECURITIES ACT (Alberta);

         (x) "Non-Flow-Through Special Warrants" means the non-flow-through special warrants to be offered by the Issuer pursuant to this Agreement and having terms provided in this Agreement;

         (y) "Non-Flow-Through Special Warrant Subscription Agreement" means the Subscription Agreement used to subscribe for
                  Non-Flow-Through Special Warrants and includes all the schedules thereto;

         (z) "Private Placement" means the offering of the Special Warrants on the terms and conditions of this Agreement;

         (aa) "Purchasers" means the purchasers of Special Warrants pursuant to the Private Placement;

         (bb) "Qualification Date" means the day on which the Agents receive confirmation from the Issuer or its counsel that the Corporation has increased its authorized number of Common Shares, to not less than 200,000,000 such shares as


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                                      -4-

                  evidenced by a Certificate of Amendment for Nevada Profit Corporations filed with the Secretary of State of Nevada which has come into effect;

         (cc)     "Qualifying  Expenditures"  has the  meaning  ascribed to such
                  term  in  the   Flow-Through   Special  Warrant   Subscription
                  Agreement;

         (dd) "Registration Rights" means the registration rights set forth in Sections 7, 8, 9 and 10 of the Non-Flow-Through Special Warrant Subscription Agreement and Sections 8, 9, 10 and 11 of the Flow-Through Special Warrant Subscription Agreement;

         (ee) "Registration Statement" means the registration statement on Form SB-2 or such other form as may be available to the Issuer to be filed with the SEC and which is to be declared effective in connection with the registration of the Underlying Shares, the Agents' Warrant Shares, the Additional Shares and the Damages Shares;

         (ff) "Regulation D" means Regulation D promulgated under the U.S. Securities Act;

         (gg) "Regulation S" means Regulation S promulgated under the under the U.S. Securities Act;

         (hh)     "Regulatory Authorities" means the Commissions and the SEC;

         (ii)     "SEC"  means  the  United  States   Securities   and  Exchange
                  Commission and any successor federal agency having similar powers;

         (jj)     "Securities"  means  Non-Flow-Through  Special  Warrants,  the
                  Flow-Through Special Warrants, the Underlying Shares, the Bonus Warrants, the Additional Shares, the Damages Shares, the Agents' Warrants and the Agents' Warrant Shares;

         (kk) "Selling Provinces" means British Columbia, Alberta, Saskatchewan and Ontario and such other jurisdictions of Canada that the Corporation and the Agents may mutually agree;

         (ll) "Special Warrants" means the Non-Flow-Through Special Warrants and the Flow-Through Special Warrants;

         (mm)     "Subscription     Agreements"    means     collectively    the
                  Non-Flow-Through Special Warrant Subscription Agreement and the Flow-Through Special Warrant Subscription Agreement;

         (nn)     "TSX" means the Toronto Stock Exchange;

         (oo)     "TSX-V" means the TSX Venture Exchange;


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                                      -5-


         (pp) "Underlying Shares" means the previously unissued Common Shares to be issued on the exercise or deemed exercise of the Special Warrants in accordance with the terms of this Agreement and the Subscription Agreements;

         (qq) "Units" means the units of the Issuer to be issued upon the exercise or deemed exercise of the Non-Flow-Through Special Warrants, such units having the terms provided in this Agreement;

         (rr)     "United  States"  means United States as defined in Regulation
                  S;

         (ss)     "U.S.   Exchange  Act"  means  the  United  States  SECURITIES
                  EXCHANGE  ACT  OF  1934,   as  amended,   and  the  rules  and
                  regulations promulgated thereunder

         (tt)     "U.S.  Person"  means U.S.  person as defined in Regulation S;
                  and

         (uu) "U.S. Securities Act" means the United States SECURITIES ACT OF 1933, as amended, and the rules and regulations promulgated thereunder.

2.       APPOINTMENT OF THE AGENTS

2.1 The Issuer hereby appoints the Agents as its exclusive agent and the Agents accept the appointment and agree to act as the exclusive agent of the Issuer to use their commercially reasonable efforts to find and introduce to the Issuer potential purchasers to purchase, by way of Private Placement, under the Exemptions, up to 16,666,667 Non-Flow-Through Special Warrants at a price of US$1.50 per Non-Flow-Through Special Warrant and up to 7,575,758 Flow-Through Special Warrants at a price of US$1.65 per Flow-Through Special Warrant for aggregate gross proceeds of a maximum of US$25,000,000.

2.2 The rights and obligations of the Agents under this Agreement, including but not limited to the right and obligation to introduce Purchasers to the Issuer and the entitlement to the Agents' Fee, will be several (as distinguished from joint) rights and obligations for each Agent.

2.3 Except as otherwise specifically provided in this Agreement, the rights and obligations of the Agents will be divided in the proportions in which the Agents participate in the Private Placement.

2.4 The Agents will participate in the Private Placement as follows, unless otherwise agreed to between the Agents:

             Canaccord              75.0%
             Wellington             25.0%


3.       SPECIAL WARRANTS

3.1 The Special Warrants will be issued and registered in the names of the Purchasers or their nominees.


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                                      -6-


3.2 Each Non-Flow-Through Special Warrant will entitle the holder to acquire one Unit without further payment, on the exercise or deemed exercise of the Non-Flow-Through Special Warrant.

3.3      Each Unit will consist of one Underlying Share and one Bonus Warrant.

3.4 Each Flow-Through Special Warrant will entitle the holder to acquire one Underlying Share without further payment, on the exercise or deemed exercise of the Flow-Through Special Warrant

3.5 Each Special Warrant may be exercised by the holder in whole or in part at any time after the Closing Day on which the Special Warrant was issued and until the Qualification Date. All unexercised Special Warrants will be deemed to be exercised on the Qualification Date.

3.6      Upon  exercise   or  deemed   exercise,  the   Special  Warrants   will
automatically be cancelled and will have no further force and effect.

3.7 The certificates representing the Special Warrants will, among other things, include provisions for the appropriate adjustment in the class, number and price of the Underlying Shares issued upon exercise of the Special Warrants upon the occurrence of certain events, including any subdivision, consolidation or reclassification of the Issuer's Common Shares, the payment of stock dividends and the amalgamation of the Issuer.

4.       COVENANTS OF THE ISSUER

4.1      The Issuer covenants with the Agents that:

         (a) it will, as soon as possible, and in any event, no later than 60 days from the Final Closing Day, obtain all required director and shareholder approval required to increase its authorized capital to not less than 200,000,000 Common Shares;

         (b) it will, as soon as possible, and in any event, no later than 60 days from the Final Closing Day, file a certificate of amendment to amend the Issuer's Articles of Incorporation to increase its authorized capital to not less than 200,000,000 Common Shares;

         (c) it will, as soon as possible, file all required information statements, submissions and filings required to be filed with the SEC under the U.S. Exchange Act, including, but not limited to, an amendment to the Form 8-K filed on December 26, 2006, and such other reports as may be required to be filed or submitted in connection with the transactions contemplated in this Agreement and the Subscription Agreements;

         (d) it will, as soon as possible, amend its bylaws to include such amendments as may be required to qualify the Common Shares for listing on the TSX or TSX-V;

         (e) it will, as soon as possible, but in any event not later than the Filing Deadline:


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                                      -7-



                  (i)    file the Registration Statement with the SEC;

                  (ii) file with the Alberta Securities Commission (or such other commission as determined by the Issuer) a prospectus or reporting issuer application for the purpose of having the Issuer deemed to be "reporting issuer" under the securities laws of Alberta (or such other provinces as the Agents may agree with the Issuer); and

                  (iii) file with either the TSX or TSX-V an application to list the Issuer's Common Shares and to qualify any "restricted securities" (as defined in Rule 144) of the Issuer to trade on a restricted basis until the Registration Statement is declared effective by the SEC;

         (f)      it will use its best efforts:

                  (i) to cause the Registration Statement to be declared effective by the SEC as soon as possible, but in any event not later than the earlier of the Effectiveness Deadline and (b) the fifth trading day following the date on which the Issuer is notified by the SEC that the Registration Statement will not be reviewed or is no longer subject to further review and comments;

                  (ii) to cause the Common Shares to be listed on the TSX or TSX-V as soon as possible, but in any event not later than Effectiveness Deadline; and

                  (iii) to become a "reporting issuer" in the province of Alberta (or such other provinces as determined by the Issuer) as soon as possible, but in any event not later than the Effectiveness Deadline;

         (g) if the Registration Statement is not declared effective by the SEC on or before the Effectiveness Deadline, the Issuer will continue to use its best efforts to have the Registration Statement declared effective as soon as possible;

         (h) if the Common Shares are not listed on the TSX or TSX-V on or before the Effectiveness Deadline, the Issuer will continue to use its best efforts to have its Common Shares listed on the TSX or TSX-V as soon as possible; and

         (i) if the Issuer is not designated a "reporting issuer" in the province of Alberta (or such other provinces as determined by the Issuer), on or before the Effectiveness Deadline, the Issuer will continue to use its best efforts to be designated a reporting issuer as soon as possible.

4.2 The Issuer covenants with the Agents that it will keep the Agents informed of the status of the Issuer's efforts to comply with the covenants of the Issuer set forth in this Section 4, including providing to the Agents correspondence to and from the regulatory authorities and copies of filing materials with the SEC, the Commissions, and the TSX or TSX-V as the Agents may reasonably request.


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4.3      The Issuer will give notice to the  Agents,  within 2 business  days of the date the Issuer satisfies its obligations under Subsections 4.1(e) and/or 4.1(f) herein. Such notice to the Agents will include satisfactory evidence from the applicable regulatory authorities that such conditions have been satisfied.

5.       BONUS WARRANTS

5.1 The Bonus Warrants will be represented by certificates registered in the names of the Purchasers or their nominees.

5.2      The Bonus Warrants will have the following terms:

         (a) if any one of the conditions set forth in Subsection 4.1(e) are not met on or before the Filing Deadline, the Issuer will issue Additional Shares to each holder of Bonus Warrants equal to 0.02 Additional Share for each Bonus Warrant for each month or partial month any of the conditions set forth in Subsection 4.1(e) remain outstanding;

         (b) if any one of the conditions set forth in Subsection 4.1(f) are not met on or before the Effectiveness Deadline, the Issuer will issue Damages Shares to each holder of Bonus Warrants equal to 0.1 Damages Share for each Bonus Warrant;

         (c) notwithstanding the provisions above, the maximum number of Additional Shares and Damages Shares that will be issued by the Issuer under a Bonus Warrant will be in aggregate 0.1 Additional Shares and Damages Shares;

         (d) if the Issuer has not increased its authorized capital to not less than 200,000,000 Common Shares pursuant to Subsection 4.1(a) and 4.1(b) prior to the date that the Issuer must issue Additional Shares or Damages Shares in accordance with the provisions of the Bonus Warrant, the Issuer will issue such Additional Shares or Damages Shares immediately after such increase in authorized capital has been effected.

5.3 The certificates representing the Bonus Warrants will, among other things, include provisions for the appropriate adjustment in the class, number and price of the Additional Shares or Damages Shares issued upon exercise of the Bonus Warrants upon the occurrence of certain events, including any subdivision, consolidation or reclassification of the Issuer's Common Shares, the payment of stock dividends and the amalgamation of the Issuer.

5.4 The issue of the Bonus Warrants will not restrict or prevent the Issuer from obtaining any other financing, or from issuing additional securities or rights, during the period within which Additional Shares or Damages Shares may be issued.

6.       AGENTS' FEE

6.1 In consideration of the services performed by the Agents under this Agreement, the Issuer agrees to pay to the Agents on each Closing Day an Agents' Fee consisting of



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         (a)      a cash payment equal to 6.0% of the gross proceeds received by the Issuer from the sale of the Special Warrants on such Closing Day which will be paid in lawful U.S. currency; and

         (b) that number of Agents' Warrants which is equal to 6.0% of the number of Special Warrants sold on such Closing Day.

6.2 The right to purchase an Agents' Warrant Share under an Agents' Warrant may be exercised at any time until the close of business on the day which is the later of:

         (a)      one year from the First Closing Day; and

         (b) six months from the date the Securities are free from trading restrictions in the United States and Canada, up to a maximum of 24 months from the First Closing Day.

6.3 One Agents' Warrant will entitle the holder, on exercise, to purchase one Agents' Warrant Share at a price of $1.50 per Agents' Warrant Share.

6.4 The certificates representing the Agents' Warrants will, among other things, include provisions for the appropriate adjustment in the class, number and price of the Agents' Warrant Shares issued upon exercise of the Agents' Warrants upon the occurrence of certain events, including any subdivision, consolidation or reclassification of the Common Shares, the payment of stock dividends and the amalgamation of the Issuer.

6.5 The issue of the Agents' Warrants will not restrict or prevent the Issuer from obtaining any other financing, or from issuing additional securities or rights, during the period within which the Agents' Warrants may be exercised.

7.       OFFERING RESTRICTIONS

7.1 The Agents covenant and agree that they will only solicit subscriptions for the Special Warrants and sell the Special Warrants in accordance with the terms and conditions of this Agreement and in compliance with the Applicable Legislation to persons who represent themselves as being:

         (a) a resident in one of the Selling Provinces who meets the requirement of one of the Exemptions;

         (b) in accordance with Schedule "A" if such person is a U.S. Person, in the United States or purchasing for the benefit or account of a U.S. Person or person in the United States; or

         (c) a resident of a jurisdiction outside of Canada and the United States for whom an Exemption is available for the sale of Special Warrants to such person and for whom the Issuer will not be required to prepare any documents, make any filings, or take any further steps and procedures to permit the issue and sale of the Special



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                                      -10-



                  Warrants to such Purchaser to be made in compliance with the laws of the jurisdiction in which the Purchaser is resident.

7.2      The Agents covenant and agree with the Issuer that it will:

         (a)      conduct  all   activities  in  connection   with  the  Private
                  Placement and the sale of the Special Warrants in compliance with this Agreement and all Applicable Legislation; and

         (b)      not  advertise  the  proposed  offering or sale of the Special
                  Warrants  in  printed  public  media,  radio,   television  or
                  telecommunications, including electronic display.

7.3 No selling or promotional expenses will be paid or incurred in connection with the Private Placement, except for professional services or for services performed by a registered dealer.

8.       SALES INTO THE UNITED STATES AND QUALIFYING UNDER REGULATION S

It is understood and agreed that the Securities have not been registered under the U.S. Securities Act or the securities laws of any State in the United States and that the Issuer and the Agents agree that any offer or sale of Special
Warrants by the Issuer and the Agent, will be made (a) in "offshore transactions" (as defined in Regulation S) outside the United States pursuant to the exclusion from the registration requirements available under Rule 903 of Regulation S; and (b) in the United States in accordance with the terms and conditions set out in Schedule "A" to this Agreement, and that the Special Warrants will be offered by the Agents for sale by the Issuer directly to purchasers in the United States or purchasing as, or for the benefit or account of, U.S. Persons or persons in the United States, pursuant to Section 4(2) and/or Rule 506 of Regulation D under the U.S. Securities Act. Each party to this Agreement hereby makes the representations, warranties, covenants and agreements attributed to it in Schedule "A" to this Agreement.

9.       SUBSCRIPTIONS

The Agents will obtain from each Purchaser introduced by the Agents, and deliver to the Issuer, on or before each Closing a duly completed and signed Subscription Agreements in the form consented to by the Issuer and the Agents and executed by the Purchaser.

10.      FILINGS WITH THE REGULATORY AUTHORITIES

10.1 Within 10 days of each Closing Day of the Private Placement, the Issuer will:

         (a) file with the Commissions any report required to be filed by the Applicable Legislation in connection with the Private Placement, in the required form; and

         (b) provide the Agents' solicitor with copies of the report or reports.


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                                      -11-


11.      CLOSINGS

11.1     In this Section:

         (a) "Certificates" means the certificates representing the Special Warrants sold and the Agents' Warrants to be issued, on a Closing Day in the names and denominations reasonably requested by the Agents or the Purchasers, as the case may be; and

         (b) "Proceeds" means the gross proceeds of the sale of Special Warrants on a Closing Day, less:

                  (i) any portion of the Agents' Fee which is payable in cash;

                  (ii) a retainer for the reasonable expenses of the Agents in connection with the Private Placement and the filing of the Registration Statement; and

                  (iii) any amount paid directly to the Issuer by Purchasers in connection with the Private Placement.

11.2 The Issuer and Agents agree that the completion of this Private Placement may take place over multiple Closing Days, with the Final Closing Day to take place on or before March 15, 2007 unless otherwise agreed to in writing by the Issuer and the Agents.

11.3     The   Issuer  will,  on  each  Closing  Day,  issue  and  deliver   the
Certificates to the Agents, or at the Agents' request, to the Purchasers, against payment of the Proceeds.

11.4 If the Issuer has satisfied all of its material obligations under this Agreement, the Agents will, on each Closing Day, pay the Proceeds to the Issuer against delivery of the Certificates.

11.5 The Issuer will endorse the Certificates and the certificates representing the Underlying Shares, the Bonus Warrants, the Additional Shares and the Damages Shares with the following legends, as required by Applicable
Legislation:

                  "THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH U.S.
                  SECURITIES LAWS"

                  "UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) [INSERT
                  DISTRIBUTION DATE], AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY"

11.6 The Issuer will endorse the certificates representing the Agent's Warrants and the Bonus Warrants with the following additional legends, as required by Applicable Legislation:

                  "THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR ANY STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES (AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT) UNLESS THE WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE, AND THE CORPORATION RECEIVES AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO IT TO SUCH EFFECT."

12.      CONDITIONS OF CLOSINGS

12.1 The obligations of the Agents on each Closing Day will be conditional upon the following:

         (a) on each Closing Day, the Issuer will have delivered to the Agents and their solicitor a favourable opinion of the Issuer's solicitor dated as of the date of such Closing, in a form acceptable to the Agents and their solicitors, acting reasonably, as to all legal matters reasonably requested by the Agents relating to the business of the Issuer, corporate good standing and authority, compliance with Applicable Legislation, securities law exemptions and the creation, issuance and sale of the Securities;

         (b) on each Closing Day, the Issuer will have delivered to the Agents and their solicitor such certificates of its officers and other documents relating to the Private Placement or the affairs of the Issuer as the Agents or their solicitors may reasonably request;

         (c) each representation and warranty of the Issuer which is contained in this Agreement continues to be true, and the Issuer has performed or complied with all of its covenants, agreements and obligations under this Agreement;

         (d) the Agents have completed due diligence on the Issuer, its business, management and properties, including verification of the Issuer's title and/or interest in material properties, to the satisfaction of the Agents;

         (e) the Issuer having provided the Agents with the form of shareholder resolution authorizing the increase in the
                  Issuer's authorized capital and the form of Schedule 14C Information Statement related to the increase in the authorized capital, such forms being acceptable to the Agents, acting reasonably;

         (f) the entering into a lock up agreement by the management, directors and Bounty Developments Ltd. whereby such persons agree not to trade or otherwise deal with their securities in the Issuer until the Securities are free from resale restrictions in the United States and Canada and the increase in authorized capital has been effected;

         (g) the Issuer shall not have received notice from any applicable regulatory authority that it is in default of any material Applicable Legislation;

         (h) no order ceasing or suspending trading in the securities of the Issuer nor prohibiting the sale of such securities has been issued to the Issuer or its directors, officers or promoters and, to the best of the knowledge of the Issuer, no investigations or proceedings for such purposes are pending or threatened; and

         (i) no material adverse effect shall have occurred to the Issuer, its business or its properties;

12.2 On each Closing Day and the obligations of the Issuer and the Agents to complete the issue and sale of the Special Warrants are subject to:

         (a) receipt of all required regulatory approval for or acceptance of the Private Placement; and

         (b) the removal or partial revocation of any cease trading order or trading suspension made by any competent authority to the extent necessary to complete the Private Placement.

13.      TERMINATION

13.1 The Agents may terminate their obligations under this Agreement by notice in writing to the Issuer at any time before the Final Closing Day if:

         (a) an adverse Material Change, or an adverse change in a Material Fact relating to any of the Securities, occurs or is announced by the Issuer;

         (b) there is an event, accident, governmental law or regulation or other occurrence of any nature which, in the opinion of either Agent, seriously affects or will seriously affect the financial markets, or the business of the Issuer or its subsidiaries or the ability of the Agents to perform their obligations under this Agreement, or a Purchaser's decision to purchase the Special Warrants;

         (c) following a consideration of the history, business, products, property or affairs of the Issuer or its principals and promoters, or of the state of the financial markets in general, or the state of the market for the Issuer's securities in particular, the Agents determine, in their sole discretion, that it is not in the interest of the Purchasers to complete the purchase and sale of the Special Warrants;

         (d) the Securities cannot, in the opinion of either Agent, be marketed due to the state of the financial markets, or the market for the Common Shares in particular;

         (e) an enquiry or investigation (whether formal or informal) in relation to the Issuer, or the Issuer's directors, officers or promoters, is commenced or threatened by an officer or official of any competent authority;

         (f) any order to cease, halt or suspend trading (including an order prohibiting communications with persons in order to obtain expressions of interest) in the securities of the Issuer prohibiting or restricting the Private Placement is made by a competent regulatory authority and that order is still in effect;

         (g) the Issuer is in breach of any material term of this Agreement; or

         (h) either Agent determines that any of the representations or warranties made by the Issuer in this Agreement is false or has become false.

14.      WARRANTIES, REPRESENTATIONS AND ADDITIONAL COVENANTS

14.1 The Issuer warrants and represents to and covenants with the Agents that:

         (a) the Issuer has the following material subsidiaries: Patch Energy Inc., 1289307 Alberta Ltd., Damascus Energy Inc., and Patch Oilsands Ltd. (collectively, the "Subsidiaries") and apart from the Subsidiaries and Patch Oilsands Limited
                  Partnership, the Issuer has no investment or proposed investment in any other entity that would be material to the business or affairs of the Issuer;

         (b) the Issuer and its Subsidiaries are valid and subsisting corporations duly incorporated and in good standing under the laws of the jurisdiction in which they are incorporated, continued or amalgamated;

         (c) the Common Shares are quoted on the NASD Over the Counter Bulletin Board and the Issuer is not in default of any requirement of its obligations of the policies, rules and bylaws of such quotation system;

         (d) the Issuer and its Subsidiaries are duly registered and licenced to carry on business in the jurisdictions in which they carry on business or own property where so required by the laws of that jurisdiction and are not otherwise precluded from carrying on business or owning property in such jurisdictions by any other commitment, agreement or document;

         (e) the Issuer has full corporate power and authority to carry on its business as now carried on by it and to undertake the Private Placement and this Agreement has been, or will be by the First Closing Day, duly authorized by all necessary corporate action on the part of the Issuer;

         (f) the Subsidiaries have full corporate power and authority to carry on its business as now carried on by them;

         (g) this Agreement and the Subscription Agreements entered into with Purchasers will constitute valid and binding obligations of the Issuer in accordance with their terms and will be enforceable against the Issuer in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law;

         (h) all of the material transactions of the Issuer have been promptly and properly recorded or filed in its books or records and its minute books or records contain all records of the meetings and proceedings of its directors, shareholders, and other committees, if any, since inception;

         (i) as of the date hereof, the authorized capital of the Issuer consists of 25,000,000 Common Shares, of which 20,241,774 Common Shares are issued and outstanding as fully paid and non-assessable and 1,000,000 shares of preferred stock, of which one share of Class A Preferred Voting Stock entitling the holder to 9,426,489 votes is issued and outstanding and one share of Class B Preferred Voting Stock entitling the holder to 500,000 votes was issued and outstanding and no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming such a right, agreement or option, for the issue or allotment of any unissued shares in the capital of the Issuer or its Subsidiaries or any other security convertible into or exchangeable for any such shares, or to require the Issuer or its Subsidiaries to purchase, redeem or otherwise acquire any of the issued and outstanding shares in its capital other than the Issuer's outstanding obligations to issue 9,926,489 Common Shares upon conversion of 9,926,489 shares of Series A Preferred Stock of Patch Energy Inc and 2,850,000 stock options exercisable into 2,850,000 Common Shares at an exercise price of US$1.20;

         (j) at each Closing Day, all necessary corporate action will have been taken by the Issuer to allot and authorize the issuance of the Special Warrants and the Agents' Warrants as fully paid and non-assessable, and upon the amendment to increase the Issuer's authorized capital to consist of 200,000,000 or more shares of common stock, all necessary corporate action will have been taken by the Issuer to allot and authorize the issuance of the Common Shares, the Bonus Warrants, the Additional Shares, the Damages Shares, the Agents' Warrants and the Agents' Warrant Shares, and upon such issuance, such securities shall be validly issued, fully paid and non-assessable securities of the Issuer;

         (k) the Issuer is not aware of any reason that would prevent the Issuer from complying with its covenants in this Agreement;

         (l) Except for the proposed sale of certain assets of the Issuer to Great Northern Oilsands Inc. as evidenced by a letter agreement dated January 16, 2007, the Issuer is the legal and beneficial owner of and has good and marketable title to the properties, business and assets or the interests in the properties, business or assets referred to in the Disclosure Record, all agreements by which the Issuer holds an interest in a material property, business or assets are in good standing according to their terms and the properties are in good standing under the applicable laws of the jurisdictions in which they are situated and to the best of the Issuer's knowledge, all filings and work commitments required to maintain the properties in good standing have been properly recorded and filed in a timely manner with the appropriate regulatory body and there are no material mortgages, liens, charges, encumbrances or any other interests in or on such properties other than as disclosed in the Disclosure Record;

         (m) the Farm-Out Agreements are valid and binding obligations of the Issuer in accordance with their terms and will be enforceable against the Issuer in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law;

         (n) the Farm-Out Agreements are in good standing and the Issuer is not in default of any terms contained therein, nor is the Issuer aware of any default of any other party to the terms of the Farm-Out Agreements;

         (o) all financial, marketing, sales and operational information provided to the Agents do not contain any misrepresentations (as such term is defined in the Applicable Legislation);

         (p) as of their respective filing dates, each of the documents referred in the Disclosure Record are as of the date thereof, in compliance in all material respects with applicable securities laws, instruments and policies and do not, at the date thereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and such documents at the date thereof collectively constitute full, true and plain disclosure of all material facts relating to the Issuer and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, in light of the circumstances under which they were made, not misleading as of the date thereof. There is no fact known to the Issuer which the Issuer has not publicly disclosed with materially adversely affects, or so far as the Issuer can now reasonably foresee, will materially adversely affect the assets, liabilities (contingent or otherwise) affairs, business, prospects, operations or condition (financial or otherwise) of the Issuer or the ability of the Issuer to perform its obligations under the Agency Agreement and the Subscription Agreements or which would otherwise be material to any Purchaser intending to make an equity investment in the Issuer.

         (q) the Subscription Agreements and all other written or oral representations made by the Issuer to a Purchaser or potential Purchaser in connection with the Private Placement will be accurate in all material respects and will omit no fact, the omission of which will make such representations misleading or incorrect;

         (r) the Issuer is a "reporting issuer" under section 13(a) or 15(d) of the U.S. Exchange Act and is not in default in any material respects of any of the requirements of the U.S. Exchange Act ;

         (s) as of their respective filing dates, each report, schedule, registration statement and proxy filed by the Issuer with the SEC (each, an "SEC REPORT" and collectively, the "SEC REPORTS") (and if any SEC Report filed prior to the date of this Agreement was amended or superseded by a filing prior to the date of this Agreement, then also on the date of filing of such amendment or superseding filing), (i) where required, were prepared in all material respects in accordance with the requirements of the U.S. Securities Act, or the U.S. Exchange Act , as the case may be, and the rules and regulations promulgated under such Acts applicable to such SEC Reports,
                  (ii) did not contain any untrue statements of a material fact and did not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) are all the forms, reports and documents required to be filed by the Corporation with the SEC since the Issuer commenced filing reports with the SEC, except for an amendment to the report on Form 8-K filed December 26, 2006. The Issuer's Subsidiaries are not required to file any reports or other documents with the SEC.

         (t) each set of audited consolidated financial statements and unaudited interim financial statements of the Issuer (including any notes thereto) included in the SEC Reports (i) complies as to form in all material respects with the published rules and regulations of the SEC with respect thereto, and (ii) has been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present, in all material respects, the financial position of the Issuer as of the dates thereof and the results of its operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end adjustments which were not or are not expected to be material in amount. To the Issuer's knowledge, no events or other factual matters exist which would require the Issuer to file any amendments or modifications to any SEC Reports which have not yet been filed with the SEC but which are required to be filed with the SEC pursuant to the U.S. Securities Act or the U.S. Exchange Act, except for an amendment to the report on Form 8-K filed December 26, 2006;

         (u) each SEC Report containing financial statements that has been filed with or submitted to the SEC since July 31, 2002, was accompanied by the certifications required to be filed or submitted by the Issuer's chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act of 2002
                  (the   "SARBANES-

                  OXLEY ACT"); at the time of filing or submission of each such certification, such certification was true and accurate and complied with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Issuer nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certification;

         (v) the Issuer has complied and will comply fully with the requirements of all applicable corporate and securities laws and administrative policies and directions, including, without limitation, the Applicable Legislation in relation to the issue and trading of its securities and in all matters relating to the Private Placement;

         (w) to the best of the Issuer's knowledge, the Issuer and the Subsidiaries are in compliance with all applicable laws, regulations and statutes (including all environmental laws and regulations) in the jurisdictions in which they carry on business and which may materially affect the Issuer, have not received a notice of non-compliance, nor know of, nor have reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such laws, regulations and statutes, and are not aware of any pending change or contemplated change to any applicable law or regulation or governmental position that would materially affect the business of the Issuer or the business or legal environment under which the Issuer operates;

         (x) the Issuer and its Subsidiaries have not received any notice that the Issuer or the Subsidiaries is potentially responsible for a clean-up site or corrective action under any applicable laws, statutes, ordinances, by-laws, regulations, or any orders, directions or decisions rendered by any government, ministry, department or administrative regulatory agency relating to the protection of the environment, occupational health and safety or otherwise relating to dealing with pollutants, contaminants, chemicals, industrial toxic or hazardous waste or substances;

         (y) the Issuer and its Subsidiaries have all material licences, permits, approvals, consents, certificates, registrations and other authorizations (collectively the "Permits") under all applicable laws and regulations necessary for the operation of the businesses carried on or proposed to be commenced by the Issuer and each Permit is valid, subsisting and in good standing and neither the Issuer nor any Subsidiaries is in material default or breach of any Permit, and to the best of the knowledge of the Issuer, no proceeding is pending or threatened to revoke or limit any Permit;

         (z) although it does not warrant title, the Issuer does not have reason to believe the Issuer does not have title to or the right to produce and sell its petroleum, natural gas and related hydrocarbons (for the purpose of this clause, the foregoing are referred to as the "Interest"), subject always to the terms of applicable agreements, laws, regulations, orders and directives, and does represent and warrant that other than liens arising in the ordinary course of business;

                  (i) the Issuer has not alienated or encumbered the Interest or any part or portion thereof;

                  (ii) the Issuer has not committed and is not aware of there having been committed any act or omission whereby the Interest or any part or portion thereof may be cancelled or terminated; and

                  (iii) the Interest is now free and clear of all liens, conversion rights and other claims of third parties, created by, through or under the Issuer or of which the Issuer has knowledge;

         (aa) the Issuer believes that the study/report (the "Report") of DeGolyer and McNaughton Canada Limited ("DeGolyer") dated as of December 31,2006, which evaluated the Issuer's interests in its oil and gas properties earned under the Farm-Out Agreements, reasonably presents the aggregate quantity and pre-tax present worth values of the oil and natural gas reserves of the Issuer as at the effective date of the Report based upon information available at the time and upon the assumptions as to commodity prices and costs contained therein, and the Issuer does not believe the Report presently overstates the aggregate quantity and pre-tax present worth values of such reserves;

         (bb) the Issuer has made available to DeGolyer, prior to the issuance of the DeGolyer Report relating to the Issuer's reserves attributable to all of the major properties of the Issuer earned under the Farm-Out Agreements, for the purpose of preparing the DeGolyer Report, all information requested by DeGolyer which information does not and will not contain any material misrepresentation. The Issuer has no knowledge of a material adverse change in any reserves information provided to DeGolyer since the date that such information was so provided;

         (cc) except as disclosed to the Agents, to the Issuer's knowledge, information and belief, none of the directors or officers of the Issuer is or has been ever been subject to prior regulatory, criminal or bankruptcy proceedings in Canada or elsewhere;

         (dd) all operations on the properties of the Issuer and its Subsidiaries have been conducted and are currently conducted in all material respects in accordance with good engineering practices and all applicable material workers' compensation, and health, safety and workplace laws, regulations and policies;

         (ee) there is not currently, and will not be until the Final Closing Day, any Material Change or change in any Material Fact relating to the Issuer which has not been or will not be fully disclosed to the public;

         (ff) with respect to each premises which is material to the Issuer and its Subsidiaries and which the Issuer and its Subsidiaries occupy, the Issuer and its Subsidiaries have the right to occupy and use such premises;

         (gg) the issue and sale of the Securities by the Issuer and the Agents does not and will not conflict with, and does not and will not result in a breach of, or constitute a default under
                  (A) any statute, rule or regulation applicable to the Issuer including, without limitation, the Applicable Legislation; (B) the constating documents, by-laws or resolutions of the Issuer which are in effect at the date hereof, assuming the increase in authorized capital to not less than 200,000,000 Common Shares; (C) any agreement, debt instrument, mortgage, note, indenture, instrument, lease or other document to which the Issuer is a party or by which it is bound; or (D) any judgment, decree or order binding the Issuer or the property or assets of the Issuer;

         (hh) neither the Issuer nor any of its Subsidiaries is a party to any actions, suits or proceedings which could materially affect its business or financial condition, and to the best of the Issuer's knowledge no such actions, suits or proceedings are contemplated or have been threatened;

         (ii) there are no judgments against the Issuer or any of its Subsidiaries which are unsatisfied, nor are there any consent decrees or injunctions to which the Issuer or any of its subsidiaries, if any, is subject;

         (jj) no order ceasing, halting or suspending trading in securities of the Issuer nor prohibiting the sale of such securities has been issued to and is outstanding against the Issuer or its directors, officers or promoters or against any other companies that have common directors, officers or promoters and no investigations or proceedings for such purposes are pending or threatened;

         (kk) the Issuer and its Subsidiaries have filed all federal, provincial, local and foreign tax returns which are required to be filed, or have requested extensions thereof, and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, or any amounts due and payable to any governmental authority, to the extent that any of the foregoing is due and payable;

         (ll) the Issuer and its Subsidiaries have established on their books and records reserves which are adequate for the payment of all taxes not yet due and payable and there are no liens for taxes on the assets of the Issuer or its Subsidiaries, except for taxes not yet due, and there are no audits of any of the tax returns of the Issuer or its Subsidiaries, which are known by the Issuer's management to be pending, and there are no claims which have been or to the best of the Issuer's knowledge, may be asserted relating to any such tax returns which, if determined adversely, would result in the assertion by any governmental agency of any deficiency which would have a material adverse effect on the properties, business or assets of the Issuer or its Subsidiaries;

         (mm) all material accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, pension plan premiums, accured wages, salaries and commissions, employee benefit plan payments have been reflected in the books and records of the Issuer;

         (nn) the Issuer is, and at all material times will remain, a "principal-business corporation" as defined in subsection 66(15) of the ITA;

         (oo) each Flow-Through Special Warrant will qualify as a "flow-through share" as defined in subsection 66(15) of the ITA and in particular will not be a prescribed share as defined in section 6202.1 of the regulations promulgated under the ITA;

         (pp) if the Issuer amalgamates with any one or more companies, any share issued to or held by Purchasers as a replacement for a Flow-Through Special Warrant as a result of such amalgamation will qualify by virtue of subsection 87(4.4) of the ITA as a "flow-through share" as described in subsection 66(15) of the ITA and in particular will not be a prescribed share as defined in section 6202.1 of the regulations to the ITA;

         (qq) the Issuer and any corporations associated with the Issuer for the purposes of subparagraph 66(12.602)(c)(ii) of the ITA ("Associated Companies") have not and will not enter into any flow-through share agreements which will, in the aggregate, require the Issuer together with any Associated Companies to, in any calendar year, incur "Canadian development expense" as described in paragraphs (a) or (b) of the definition thereof in subsection 66.2(5) of the ITA, for the purposes of renunciation pursuant to subsection 66(12.601) of the ITA, in excess of the limit prescribed in paragraph 66(12.602)(c) of the ITA (which prescribed limit is currently $1,000,000);

         (rr) as of the date hereof, the Issuer's "taxable capital amount" as described in paragraph 66(12.601)(a.1) and in subsections 66(12.6011) and 66(12.6012) of the ITA, the purposes of renunciation pursuant to subsection 66(12.601) of the ITA, is not more than $15,000,000 and will not be more than $15,000,000 at the times when the Purchaser pays for Flow-Through Special Warrants;

         (ss) the Issuer has the full corporate right, power and authority to incur and renounce to the Purchasers of Flow-Through Special Warrants, Qualifying Expenditures in an amount equal to the proceeds derived from the sale of the Flow-Through Special Warrants;

         (tt) the Issuer will incur expenses which are Qualifying Expenditures in an amount which equals the aggregate proceeds derived from the sale to the Purchasers of Flow-Through Special Warrants and otherwise comply with its obligations and covenants, all as set forth in the Flow-Through Special Warrant Subscription Agreement;

         (uu) the Issuer will keep proper books, records, and accounts of all Qualifying Expenditures and all transactions affecting the subscription amounts set forth in the Flow-Through Special Warrant Subscription Agreement and the Qualifying Expenditures;

         (vv) should a dispute arise between a Purchaser of Flow-Through Special Warrants and the CRA, the Issuer will allow a Purchaser to inspect, upon reasonable request in writing made by such Purchaser to the Issuer and at the sole expense of such Purchaser information, records and books in the possession of the Issuer relating to the proper classification of expenses as Qualifying Expenditures incurred, as such expenses may pertain to such Purchaser; provided that the Issuer shall not be required to provide information to a Purchaser under this paragraph where it would result in breach of laws, regulations or rules applicable to the Issuer;

         (ww) the Issuer owns or possesses adequate rights to use all material patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and other intellectual property necessary for the business of the Issuer now conducted and proposed to be conducted, without any conflict with or infringement of the rights of others;

         (xx) the Issuer has received no communication alleging that the Issuer has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity;

         (yy) the Issuer does not have any loans or other indebtedness outstanding which has been made to any of its shareholders, officers, directors or employees, past or present, or any person not dealing at "arm's length" (as such term is used in the INCOME TAX ACT (Canada));

         (zz) the Issuer shall not take any action which would be reasonably expected to result in the delisting or suspension of its Common Shares on or from the Exchange or on or from any stock exchange, market or trading or quotation facility on which its Common Shares are listed or quoted and the Issuer shall comply, in all material respects, with the rules and regulations thereof;

         (aaa) other than the Agents, no person, firm or corporation acting or purporting to act at the request of the Issuer is entitled to any brokerage, agency or finder's fee in connection with the transactions described herein;

         (bbb) the Issuer has and will have filed as of the First Closing Day, all documents that are required to be filed under the continuous disclosure provisions of the Applicable Legislation, including annual and interim financial information and annual reports, press releases disclosing Material Changes and material change reports; and

         (ccc) the warranties and representations in this Section are true and correct and will remain so as of each Closing Day.

14.2     Each Agent warrants and represents to the Issuer that:

         (a) it is a valid and subsisting corporation under the law of the jurisdiction in which it was incorporated;

         (b) it is an investment dealer registered under the Applicable Legislation in the Selling Provinces; and

         (c) it will sell the Special Warrants in compliance with the Applicable Legislation.

15.      CONSENT TO ISSUE SECURITIES

15.1 The Issuer covenants with the Agents that it will not issue or announce any intention to issue any Common Shares or securities convertible into Common
Shares or any other equity or securities convertible into equity without the prior written consent of Canaccord, such consent not to be unreasonably withheld, during the period commencing on the First Closing Day and ending 90 days after the Final Closing Day other than:

         (a) the issuance of Common Shares pursuant to the exercise of outstanding stock options as of the date herein;

         (b)      the  issuance of Common  Shares  pursuant  to the  exercise of
                  outstanding    share   purchase    warrants   or   outstanding
                  exchangeable shares as of the date herein; and

         (c) the granting of stock options during such period provided that such options do not exceed in the aggregate 10% of the issued and outstanding Common Shares of the Issuer at the time of grant.

16.      EXPENSES OF AGENT

16.1 The Issuer will pay all of the expenses of the Private Placement and associated with the Registration Statement, listing application with the TSX or TSX-V and application to become a "reporting issuer" in a Canadian province, and all the expenses reasonably incurred by the Agents in connection thereto including, without limitation, the reasonable fees and expenses of the Canadian and U.S. solicitors for the Agents.

16.2 The Issuer will pay the expenses referred to in the previous Subsection even if the transactions contemplated by this Agreement are not completed or this Agreement is terminated, unless the failure of acceptance or completion or the termination is the result of a breach of this Agreement by the Agents.

16.3 The Agents may, from time to time, render accounts for their expenses to the Issuer for payment on or before the dates set out in the accounts.

16.4 The Issuer authorizes the Agents to deduct their reasonable and anticipated expenses from the proceeds of the offering of the Non-Flow-Through Special Warrants and any advance payments made by the Issuer, including expenses for which an account has not yet been rendered.

17.      INDEMNITY

17.1 The Issuer and their affiliated companies, as the case may be, (collectively, the "Indemnitor") hereby agrees to indemnify and hold the Agents, and their affiliates, and each of their directors, officers, employees and agents (hereinafter referred to as the "Personnel") harmless from and against any and all expenses, losses (other than loss of profits), fees, claims, actions (including shareholder actions, derivative actions or otherwise), damages, obligations, or liabilities, whether joint or several, and the reasonable fees and expenses of their counsel, that may be incurred in advising with respect to and/or defending any actual or threatened claims, actions, suits, investigations or proceedings to which the Agents and/or their Personnel may become subject or otherwise involved in any capacity under any statute or common law, or otherwise insofar as such expenses, losses, claims, damages, liabilities or actions arise out of or are based, directly or indirectly, upon the performance of professional services rendered to the Indemnitor by the Agents and their Personnel hereunder, or otherwise in connection with the matters referred to in this Agreement (including the aggregate amount paid in reasonable settlement of any such actions, suits, investigations, proceedings or claims that may be made against the Agents and/or their Personnel, provided that the Indemnitor has agreed to such settlement), provided, however, that this indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that:

         (a) the Agents and/or their Personnel have been grossly negligent or have committed wilful misconduct or any fraudulent act in the course of such performance; and

         (b) the expenses, losses, claims, damages or liabilities, as to which indemnification is claimed, were directly caused by the gross negligence, wilful misconduct or fraud referred to in 17.1(a).

17.2 Without limiting the generality of the foregoing, this indemnity shall apply to all expenses (including legal expenses), losses, claims and liabilities that the Agents may incur as a result of any action or litigation that may be threatened or brought against the Agents.

17.3 If for any reason (other than the occurrence of any of the events itemized in 17.1(a) and 17.1(b) above), the foregoing indemnification is unavailable to the Agents or any Personnel or insufficient to hold the Agents or any Personnel harmless, then the Indemnitor shall contribute to the amount paid or payable by the Agents or any Personnel as a result of such expense, loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnitor on the one hand and the Agents or any Personnel on the other hand but also the relative fault of the Indemnitor and the Agents or any Personnel, as well as any relevant equitable considerations; provided that the Indemnitor shall in any event contribute to the amount paid or payable by the Agents or any Personnel as a result of such expense, loss, claim, damage or liability and any excess of such amount over the amount of the fees received by the Agents hereunder.

17.4 The Indemnitor agrees that in case any legal proceeding shall be brought against the Indemnitor and/or the Agents by any governmental commission or regulatory authority or any stock exchange or other entity having regulatory authority, either domestic or foreign, or shall investigate the Indemnitor and/or the Agents, and/or any Personnel of the Agents shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with, or by reason of the performance of professional services rendered to the Indemnitor by the Agents, the Agents shall have the right to employ their own counsel in connection therewith provided the Agents act reasonably in selecting such counsel, and the reasonable fees and expenses of such counsel as well as the reasonable costs (including an amount to reimburse the Agents for time spent by the Agents' Personnel in connection therewith) and out-of-pocket expenses incurred by their Personnel in connection therewith shall be paid by the Indemnitor as they occur.

17.5 Promptly after receipt of notice of the commencement of any legal proceeding against the Agents or any of the Agents' Personnel or after receipt of notice of the commencement or any investigation, which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Indemnitor, the Agents will notify the Indemnitor in writing of the commencement thereof and, throughout the course thereof, will provide copies of all relevant documentation to the Indemnitor, will keep the Indemnitor advised of the progress thereof and will discuss with the Indemnitor all significant actions proposed. However, the failure by the Agents to notify the Indemnitor will not relieve the Indemnitor of its obligations to indemnify the Agents and/or any Personnel. The Indemnitor shall, on behalf of itself and the Agents and/or any Personnel, as applicable, be entitled to (but not required) to assume the defence of any suit brought to enforce such legal proceeding; provided, however, that the defence shall be conducted through legal counsel acceptable to the Agents and/or any Personnel, as applicable, acting reasonably, that no settlement of any such legal proceeding may be made by the Indemnitor without the prior written consent of the Agents and/or any Personnel, as applicable, and none of the Agents and/or any Personnel, as applicable, shall be liable for any settlement of any such legal proceeding unless it has consented in writing to such settlement, such consent not to be unreasonably withheld. The Agents and their Personnel shall have the right to appoint its or their own separate counsel at the Indemnitor's cost provided the Agents acts reasonably in selecting such counsel.

17.6 The indemnity and contribution obligations of the Indemnitor shall be in addition to any liability which the Indemnitor may otherwise have, shall extend upon the same terms and conditions to the Personnel of the Agents and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnitor, the Agents and any of the Personnel of the Agents. The foregoing provisions shall survive the completion of professional services rendered under this Agreement or any termination of this Agreement.

18.      ASSIGNMENT AND SELLING GROUP PARTICIPATION

18.1 The Agents will not assign this Agreement or any of their rights under this Agreement or, with respect to the Securities, enter into any agreement in the nature of an option or a sub-option unless and until, for each intended transaction, the Agents have obtained the consent of the Issuer, and any required notice has been given to and accepted by the Regulatory Authorities.

18.2 The Agents may offer selling group participation in the normal course of the brokerage business to selling groups of other licensed dealers, brokers and investments dealers, who may or who may not be offered part of the Agents' Fee. In connection with sales made by such selling group members, the Issuer has no obligation to pay any additional commission or fees other than the Agent's Fee set out above.

19.      NOTICE

19.1 Any notice under this Agreement will be given in writing and must be delivered, sent by facsimile transmission or mailed by prepaid post and addressed to the party to which notice is to be given at the address indicated above, or at another address designated by the party in writing.

19.2 If notice is sent by facsimile transmission or is delivered, it will be deemed to have been given at the time of transmission or delivery.

19.3 If notice is mailed, it will be deemed to have been received 48 hours following the date of mailing of the notice.

19.4 If there is an interruption in normal mail service due to strike, labour unrest or other cause at or prior to the time a notice is mailed the notice will be sent by facsimile transmission or will be delivered.

20.      CURRENCY

Unless stated otherwise, all references to "$" and currency herein are references to U.S. dollars.

21.      TIME

Time is of the essence of this Agreement and will be calculated in accordance with the provisions of the INTERPRETATION ACT (Alberta).

22.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES

The representations, warranties, covenants and indemnities of the Issuer and the Agents contained in this Agreement will survive the Final Closing Day.

23.      LANGUAGE

This Agreement is to be read with all changes in gender or number as required by the context.

24.      ENUREMENT

This Agreement enures to the benefit of and is binding on the parties to this Agreement and their successors and permitted assigns.

25.      HEADINGS

The headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement.

26.      ENTIRE AGREEMENT

This Agreement constitutes the entire agreement and supersedes any other previous agreement between the parties with respect to the Private Placement and there are no other terms, conditions, representations or warranties whether express, implied, oral or written by the Issuer or the Agents.

27.      COUNTERPARTS

This Agreement may be executed in two or more counterparts and may be delivered by facsimile transmission, each of which will be deemed to be an original and all of which will constitute one agreement, effective as of the reference date given above.



[THIS SPACE INTENTIONALLY LEFT BLANK.]

28.      LAW

This Agreement is governed by the law of Alberta, and the parties hereto irrevocably attorn and submit to the jurisdiction of the courts of Alberta with respect to any dispute related to this Agreement.

This document was executed and delivered as of the date given above:

                                        PATCH INTERNATIONAL INC.

                                        Per:
                                            ------------------------------------
                                            Authorized Signatory

                                        Per:
                                            ------------------------------------
                                            Authorized Signatory


                                )       CANACCORD CAPITAL CORPORATION
                                )
                                )       Per:
                                )           ------------------------------------
                                )           Authorized Signatory
                                )
               c/s              )       Per:
                                )           ------------------------------------
                                )           Authorized Signatory
                                )
                                )           I/We have the authority to bind the
                                )           corporation

                                )       WELLINGTON WEST CAPITAL MARKETS INC.
                                )
                                )       Per:
                                )           ------------------------------------
                                )           Authorized Signatory
                                )
               c/s              )       Per:
                                )           ------------------------------------
                                )           Authorized Signatory
                                )
                                )           I/We have the authority to bind the
                                )           corporation

                                  SCHEDULE "A"

                     UNITED STATES SECURITIES LAW COMPLIANCE


As used in this SCHEDULE "A", capitalized terms used herein and not defined herein shall have the meaning ascribed thereto in the Agency Agreement to which this Schedule is annexed and the following terms shall have the meanings indicated:

         (a) "DIRECTED SELLING EFFORTS" means directed selling efforts as that term is defined in Regulation S. Without limiting the foregoing, but for greater clarity in this Schedule, it means, subject to the exclusions from the definition of directed selling efforts contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Offered Securities and includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of the Offered Securities;

         (b) "DISTRIBUTION COMPLIANCE PERIOD" means distribution compliance period as that term is defined in Regulation S. Without limiting the foregoing, but for greater clarity in this Schedule, it means, the period commencing upon the later of
                  (i) when the Offered Securities are first offered to persons other than the Agents and members of its selling group in reliance on Regulation S or (ii) the date of closing of the Private Placement and ending one-year from such date except that all offers and sales by the Agents or any member of its selling group of the Offered Securities shall be deemed to occur during the Distribution Compliance Period;

         (c) "DOMESTIC ISSUER" as defined in Regulation S, meaning any issuer other than a "foreign government" or "foreign private issuer" as such terms are defined in Rule 405 promulgated pursuant to the U.S. Securities Act;

         (d) "GENERAL SOLICITATION" OR "GENERAL ADVERTISING" means "GENERAL SOLICITATION" or "GENERAL ADVERTISING", respectively, as used in Rule 502(c) under the U.S. Securities Act, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising or in other any manner involving a public offering within the meaning of Section 4(2) of the U.S. Securities Act;

         (e) "OFF SHORE TRANSACTION" means "off shore transaction" as defined in Regulation S;

         (f) "OFFERED SECURITIES" means the Special Warrants offered in the Private Placement;

         (g) "RULE 144" means Rule 144 adopted by the SEC under the U.S. Securities Act;

         (h) "U.S. ACCREDITED INVESTOR" means a person satisfying one or more of the criteria for "accredited investors" specified in Rule 501(a) of Regulation D; and

         (i) "U.S. PURCHASER" means with respect to any subscriber of Offered Securities (i) any U.S. person, (ii) any person purchasing securities on behalf of any U.S. Person or any person in the United States, (c) any person that receives or received an offer of the securities while in the United States, or (d) any person that is in the United States at the time the purchaser's buy order was made or the Subscription Agreement was executed or delivered.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE AGENT

Each of the Agents, separately and not jointly or severally, acknowledges that the Offered Securities have not been and will not be registered under the U.S. Securities Act and may be offered and sold only in transactions exempt from or not subject to the registration requirements of the U.S. Securities Act.
Accordingly, each of the Agents, separately and not jointly or severally, represents, warrants and covenants to the Issuer that:

1. It has not offered or sold, and will not offer or sell, any Offered Securities except (a) within the United States as provided in paragraphs 2 through 12 below (the "Regulation D Offering") or (b) outside the United States to non-U.S. Purchasers in Offshore Transactions and in accordance with paragraphs 12 through 15 below. Accordingly, neither the Agent, its affiliates nor any persons acting on its behalf, has made or will make (except as permitted in paragraphs 2 through 11 below) (i) any offer to sell or any solicitation of an offer to buy, any Offered Securities to any U.S. Person or any person in the United States, (ii) any sale of Offered Securities to any purchaser unless, at the time the buy order was or will have been originated, the purchaser was outside the United States, or the Agent, affiliate or person acting on behalf of either reasonably believed that such purchaser was outside the United States, or
(iii) any Directed Selling Efforts in the United States with respect to the Offered Securities.

2. It has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities, except with its affiliates, any selling group members or with the prior written consent of the Issuer. It shall require each selling group member to agree, for the benefit of the Issuer, to comply with, and shall use its best efforts to ensure that each selling group member complies with, the same provisions of this Schedule as apply to the Agent as if such provisions applied to such selling group member.

3. All offers and sales of Offered Securities in the United States shall be made through a U.S. registered broker-dealer that is a selling group member in compliance with all applicable U.S. broker-dealer requirements. Each of the Agent and the U.S. registered broker-dealer that is a selling group member is an U.S. Accredited Investor.

4. Offers and sales of Offered Securities in the United States shall not be made (i) by any form of General Solicitation or General Advertising or (ii) in any manner involving a public offering within the meaning of Section 4(2) of the U.S. Securities Act.

5. Any offer, sale or solicitation of an offer to buy Offered Securities that has been made or will be made in the United States was or will be made only to U.S. Accredited Investors in transactions that are exempt, from registration under the U.S. Securities Act and applicable state securities laws.

6. If acting through a U.S. registered broker-dealer that is a selling group member, it may offer the Offered Securities in the United States only to offerees with respect to which the Agent or such U.S. registered broker dealer has a pre-existing relationship and has reasonable grounds to believe are U.S. Accredited Investors.

7. At least one business day prior to the Closing Time, the Agent will provide the Issuer with a list of all purchasers of the Offered Securities in the United States.

8. It will inform, and cause the U.S. registered broker-dealer that is a selling group member to inform, all purchasers of the Offered Securities in the United States that the Offered Securities have not been and will not be registered under the U.S. Securities Act and are being sold to them pursuant to a transaction exempt from registration under the U.S. Securities Act.

9. It agrees that at the Closing Time, it, together with the U.S. registered broker-dealer acting on its behalf as a member of the selling group selling Offered Securities in the United States, will provide a certificate, substantially in the form of Annex I to this Schedule A, relating to the manner of the offer and sale of the Offered Securities in the United States.

10. Prior to any sale of Offered Securities in the United States, each U.S. Purchaser will execute a Subscription Agreement.

11. At the closing, it together with the U.S. registered broker-dealer that is a member of the selling group, will provide a certificate, substantially in the form of Annex I to this Schedule A, relating to the manner of the offer and sale of the Offered Securities.

12. Each Purchaser shall represent, warrant and agree in writing that it understands and acknowledges that upon the original issuance of the Offered Securities and any underlying Securities, and until such time as is no longer required under applicable requirements of the U.S. Securities Act or applicable state laws, all certificates representing such securities, and all certificates issued in exchange therefor or in substitution thereof, shall bear, on the face of such certificates the restrictive legends set forth in Sections 11.5 and 11.6, as applicable, of the Agency Agreement.

13. It agrees and each member of the selling group shall agree that (i) all offers and sales of any of the Offered Securities by the Agent or any member of the selling group prior to the expiration of the Distribution Compliance Period (other than pursuant to the Regulation D Offering) shall only be made in accordance with Sections 903 and 904 of Regulation S; pursuant to registration of the Securities under the U.S. Securities Act; or pursuant to an available exemption from the registration requirements of the U.S. Securities Act and (ii) not to engage in hedging transactions with regard to the Securities unless in compliance with the U.S. Securities Act.

14. The offering materials and documents (other than press releases) used by the Agent and each member of the selling group in connection with the offer and sale of the Offered Securities prior to the expiration of the Distribution Compliance Period will consist solely of

Subscription Agreements which shall state that the Offered Securities have not been registered under the U.S. Securities Act and that Securities may not be offered or sold in the United States or to U.S. Persons, as defined in Regulation S (other than other distributors, as defined in Regulation S) unless the Securities have been registered under the U.S. Securities Act, or an exemption from the registration requirements of the U.S. Securities Act is available. Such subscription agreements also shall state that hedging transactions involving the Securities may not be conducted unless in compliance with the U.S. Securities Act.

15. If it or any member of the selling group shall sell any of the Securities to a distributor (as defined in Regulation S), a dealer (as defined in Section 2(a)(12) of the U.S. Securities Act) or a person receiving a selling concession, fee or other remuneration prior to the expiration of the Distribution Compliance Period, it shall send a confirmation or other notice to the purchase stating that the purchaser is subject to the same restrictions on offers and sales that apply to members of the selling group.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE ISSUER

The Issuer represents, warrants, covenants and agrees that:

1.       The Issuer is a Domestic Issuer.

2. The Issuer is not an open-end investment company, closed-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940, as amended.

3. Except with respect to offers and sales to U.S. Accredited Investors within the United States in reliance upon any exemption from registration neither the Issuer nor any of its affiliates, nor any person acting on its or their behalf, has made or will make: (A) any offer to sell, or any solicitation of an offer to buy, any Offered Securities to any U.S. Person or any person in the United States, or (B) any sale of Offered Securities to any purchaser unless, at the time the buy order was or will have been originated, the purchaser is (i) not a U.S. Purchaser; (ii) outside the United States, and (iii) the Issuer, its affiliate or the person acting on their its or behalf reasonably believes that such purchaser was outside the United States.

4. During the period in which the Offered Securities are offered for sale, neither the Issuer nor any of its affiliates, nor any person acting on its or their behalf (i) has made or will make any Directed Selling Efforts in the United States, or (ii) has engaged in or will engage in any form of General Solicitation or General Advertising with respect to offers or sales of the Offered Securities in the United States.

5. It has not entered into and will not enter into any contractual arrangement with respect to the Distribution of the Offered Securities other than the Agency Agreement.

6. Any offer, sale of the Offered Securities or solicitation of an offer to buy Offered Securities by the Issuer in the United States or to U.S. Purchasers shall be made solely to U.S. Accredited Investors in transactions that are exempt from registration under the U.S. Securities Act and applicable state securities laws.

7. The Issuer will cause all purchasers of the Offered Securities in the United States to be informed, by use of the Subscription Agreements, that the Offered Securities have not been and will not be registered under the U.S. Securities Act and are being sold to them pursuant to a transaction exempt from registration under the U.S. Securities Act.

8. The offering materials and documents (other than press releases) used by the Issuer and its affiliates and persons acting on its and their behalf in connection with the offer and sale of the Offered Securities prior to the expiration of the Distribution Compliance Period will consist solely of Subscription Agreements which shall state that the Securities have not been registered under the U.S. Securities Act and that Securities may not be offered or sold in the United States or to U.S. Persons, as defined in Regulation S (other than to members of the Agent's selling group) unless the Securities have been registered under the U.S. Securities Act, or an exemption from the registration requirements of the U.S. Securities Act is available. Such Subscription Agreements shall state that hedging transactions involving the Securities may not be conducted unless in compliance with the U.S. Securities Act.

9. All offers and sales of any of the Securities by the Issuer, its affiliates or anyone acting on its or their behalf prior to the expiration of the Distribution Compliance Period (other than pursuant to the Regulation D Offering) shall not be made to in the United States or to a U.S. Person or for the account or benefit of a U.S. Person (other than a member of the selling group) and only to a person that certifies that it is not a U.S. Person or is not acquiring the securities for the account of a U.S. Person or is a U.S. Person who purchased securities in a transaction that did not require registration under the U.S. Securities Act. All offers and sales of any of the Offered Securities by the Issuer, its affiliates or anyone acting on its or their behalf prior to the expiration of the Distribution Compliance Period (other than pursuant to the Regulation D Offering) shall only be made to a purchaser of the securities who agrees (i) to resell such securities only in accordance with Regulation S; pursuant to registration of the Securities under the U.S. Securities Act; or pursuant to an available exemption from the registration requirements of the U.S. Securities Act and (ii) not to engage in hedging transactions with regard to the Securities unless in compliance with the U.S. Securities Act.

10. The Offered Securities and the Securities shall all contain a legend of the type specified by Section 11.5 and Section 11.6, as applicable, of the Agency Agreement.

11. The Issuer shall refuse to register and shall cause any registrar or transfer agent for its securities and the trustee with respect to the Securities to refuse to register any transfer of the Offered Securities or any Securities not made in compliance with Regulation S promulgated by the SEC pursuant to the U.S. Securities Act, pursuant to a registration under the U.S. Securities Act, or pursuant to an available exemption from registration under the U.S. Securities Act.

12. Other than warrants resulting from Offered Securities sold pursuant to the Regulation D Offering, the Issuer shall implement procedures to insure that the Bonus Warrants may not be exercised within the United States and that the securities issued upon exercise of such warrants may not be delivered within the United States, other than in offerings deemed to meet the definition of "offshore transaction" pursuant to Section 902(h) of Regulation S, unless registered under the U.S. Securities Act or an exemption from such registration is available.

13. Except with respect to the offer and sale of Offered Securities, the Corporation has not, during the six month period prior to the date hereof, sold, offered for sale or solicited any offer to buy any securities thereof in the United States or to, or for the account or benefit of, a U.S. Person in a manner that would be integrated with the offer and sale of the Offered Securities and would cause the exemption from registration set forth in Regulation D to become unavailable with respect to the offer and sale of the Offered Securities.

14. Neither the Issuer nor any of the predecessors or affiliates thereof has been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failure to comply with Rule 503 of Regulation D concerning the filing of a notice of sales on Form D.

15. Within 15 days after the first sale of Offered Securities to a U.S. Purchaser, the Issuer will prepare and file with the United States Securities and Exchange Commission a notice on Form D and all other notices required to be filed with any regulatory authority in the United States.

                             ANNEX I TO SCHEDULE "A"

                               AGENT'S CERTIFICATE


In consideration with the private placement of the Offered Securities (the "OFFERED SECURITIES") of Patch International Inc. (the "CORPORATION") pursuant to the Agency Agreement dated February 27, 2007 (the "AGENCY AGREEMENT") between the Corporation and Canaccord Capital Corporation and Wellington West Capital Markets Inc., each of the undersigned, on its own behalf, does hereby certify as follows:

         (a) * [insert name of U.S. Affiliate] is a duly registered broker or dealer with the United States Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. ("NASD") and is a member of, is in good standing with the NASD and the SEC on the date hereof;

         (b) immediately prior to offering Offered Securities to such offerees, we had reasonable grounds to believe and did believe that each offeree was an "accredited investor" (as defined in Rule 501(a) of Regulation D (an " ACCREDITED INVESTOR") under the U.S. Securities Act of 1933, as amended (the "U.S. SECURITIES ACT")) and, on the date hereof, we continue to believe that each U.S. person purchasing Offered Securities through or from us is an Accredited Investor;

         (c) no form of general solicitation or general advertising (as those terms are used in Regulation D under the U.S. Securities
                  Act) was used by us, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising, in connection with the offer or sale of the Offered Securities in the United States or to U.S. persons;

         (i) all offers and sales of Offered Securities in the United States have been effected in accordance with all applicable U.S. broker dealer requirements;

         (ii) all offers and sales of the Offered Securities in the United States were made to U.S. Accredited Investors by the U.S. Agent;

         (iii) no written material was used in connection with the offer or sale of the Offered Securities in the United States other than the Subscription Agreements for the Offered Securities and the schedules and annexes thereto;

         (d) the offering of the Offered Securities in the United States has been conducted by us in accordance with the Agency Agreement; and

         (e) prior to any sale of Offered Securities in the United States, we caused each U.S. purchaser to execute a Subscription
                  Agreement which includes a term sheet and contains representations, warranties and agreements substantially similar to Subscription Agreements approved by the Corporation and the Agents thereof.

Terms used in this certificate have the meanings given to them in the Agency Agreement unless defined herein.

DATED THIS           DAY OF FEBRUARY, 2007.



                                      CANACCORD CAPITAL CORPORATION

                                      Per:
                                          --------------------------------------
                                          Title

                                      Per:
                                          --------------------------------------
                                          Title

                                      WELLINGTON WEST CAPITAL MARKETS INC.

                                      Per:
                                          --------------------------------------
                                          Title

                                      Per:
                                          --------------------------------------
                                          Title


                                      *[US AFFLIATE]

                                      Per:
                                          --------------------------------------
                                          Title

                                      Per:
                                          --------------------------------------
                                          Title

                                      *[US AFFLIATE]

                                      Per:
                                          --------------------------------------
                                          Title

                                      Per:
                                          --------------------------------------
                                          Title